Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS COMPLETES PURCHASE OF CANADA'S LIQUIDATION WORLD

ANNOUNCES EXECUTIVE MANAGEMENT APPOINTMENTS

Columbus, Ohio - July 19, 2011 - Big Lots, Inc. (NYSE: BIG) today announced the completion of the purchase of Liquidation World Inc. representing the first expansion of our retail operations outside of the United States.

Under the terms of our agreement, we invested $20 million in cash and assumed certain liabilities in order to purchase all outstanding shares, satisfy debt obligations, and acquire all assets and leasehold rights of Liquidation World. Based in Brantford, Ontario, Liquidation World currently operates 89 stores in Canada and offers a broad assortment of closeout merchandise.

Commenting on today's announcement, Steve Fishman, Chairman, Chief Executive Officer and President stated, “Today we have taken a significant step forward in positioning Big Lots for sustainable long-term growth as we expand beyond our borders and enter the Canadian marketplace. We now have an immediate footprint in Canada with 89 stores, an existing infrastructure, and a dedicated team of over 1,000 associates at Liquidation World and we welcome them to the Big Lots family. We see an opportunity for multiple years of growth in new stores and new jobs and we look forward to bringing extreme value retailing and a treasure hunt atmosphere to customers throughout Canada.”

Executive Appointments

Mr. Fishman continued, “With growth comes opportunities, and today we are rewarding excellent performance by announcing two, new executive level appointments. Joe Cooper and Tim Johnson have each played a very important role in the development and recent success of our strategies while providing the financial discipline necessary to ensure we are providing strong financial returns to our shareholders.”

Joe R. Cooper has been appointed President of Big Lots Canada while retaining his responsibilities as Executive Vice President and Chief Financial Officer of Big Lots, Inc.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Commenting on Mr. Cooper's appointment, Mr. Fishman stated, “Joe has been intimately involved and a major contributor to successful repositioning and record financial performance of Big Lots over the last several years. I have every confidence in his ability to apply those learnings, develop his team, and foster cross-functional alignment between Big Lots here in the U.S. and with our new Big Lots Canada strategy. Just as important to me, he has developed and mentored a strong financial team who are ready to step up and assume additional responsibilities enabling Joe to take this broader role within our Company.” Mr. Cooper joined Big Lots in May 2000 and brings over 25 years of retail expertise to his new role. He is a CPA and earned both his BBA and MBA from Stetson University.

Timothy A. Johnson has been promoted to Senior Vice President of Finance and appointed to the Company's Executive Committee. Mr. Johnson will have responsibility for the accounting and financial control, tax, internal audit, financial planning and analysis, and investor relations disciplines for the Company. He will continue to report directly to Mr. Cooper.

Commenting on Mr. Johnson's appointment, Mr. Fishman stated, “As the Vice President of Strategic Planning and Investor Relations, Tim has been a valuable strategic business partner to me and the entire team while developing and evolving the Big Lots WIN Strategy over the last 6 years. His financial and analytical skills, detailed understanding of our business, and broad base of retail experience have positioned him well for his new role with our Company. This same in-depth knowledge has enabled TJ to effectively communicate and earn the confidence of Wall Street and the investment community while heading our investor relations efforts.” Mr. Johnson joined Big Lots in August 2000 and brings nearly 20 years of retail expertise to his new role. He earned his CPA while working at Coopers & Lybrand and holds a bachelor's degree in business with an accounting major from Miami University.

Big Lots is the nation's largest broadline closeout retailer. As of the end of the first quarter of fiscal 2011 (April 30, 2011), we operated 1,405 BIG LOTS stores in 48 states. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY. Our website is located at www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com